UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.   3)

Check the appropriate box:

X	Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

Skreem Entertainment Corp.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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INFORMATION STATEMENT

TO STOCKHOLDERS

OF

Skreem Entertainment Corp.

11637 Orpington Street

Orlando, Florida 32817

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY

THE BOARD OF DIRECTORS OF THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

This Information Statement is furnished to holders of shares of common stock, $0.0001 par value (the “Common Stock”), of Skreem Entertainment Corp. (the “Company”) to notify such stockholders that on or about May 5, 2008, the Company received written consents in lieu of a meeting of stockholders from holders of a majority of the shares of Common Stock representing in excess of 50.1 % of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”):

•

Approving a reverse split of Ten (10) shares of old common stock for One (1) new share of common stock (the “Reverse Split”);

•

Approving the Certificate of Amendment to the Certificate of Incorporation of the Company, pursuant to which the Company will change increase the authorized capital of the Company to a total of 100,000,000 consisting of 95,000,0000 shares of common stock and 5,000,000 shares of preferred stock (the “Share Increase”); and

•

Approving the change of name, and the filing with the Certificate of Amendment, for the increase of common stock, to amend the name of the Corporation to Diversified Global Holdings, Inc.

This Information Statement describing the approval of the Reverse Split, Share Increase and amendment of the name of the Corporation to Diversified Global Holdings, Inc. (the “Stockholder Matters”) is first being mailed or furnished to the Company’s stockholders on or about August 10, 2008, and such matters shall not become effective until at least 20 days thereafter. Expenses in connection with the distribution of this Information Statement will be paid by the Company and are anticipated to be less than $7,500.

The Board of Directors knows of no other matters other than those described in this Information Statement which have been recently approved or considered by the holders of a majority of the shares of the Company’s voting stock.

OUTSTANDING VOTING SECURITIES

As of February 13, 2008 (the “Record Date”), out of the 50,000,000 shares of Common Stock, par value of $0.001 per share, authorized there were 34,006,823 shares of Common Stock issued and outstanding, and out of the 5,000,000 shares of preferred stock authorized there were no shares of the preferred stock outstanding.

Only holders of record of the Common Stock at the close of business on the Record Date were entitled to participate in the written consent of the Company’s stockholders.  Each share of Common Stock was entitled to one (1) vote.

The Company’s Board of Directors approved this action as of May 5, 2008, and recommended that the Articles of Incorporation be amended in order to effectuate the Share Increase.

In addition, we are amending the name of the corporation to Diversified Global Holdings, Inc., in the state of Nevada. Diversified Global Holdings (DGH), Inc., is a Delaware Corporation. We have not discussed this name change with Diversified Global Holdings (DGH), Inc., nor do we think there is any conflict with using a similar name in a different state. Upon information and belief, the Delaware Corporation is not publicly traded, nor is it likely to become publicly traded. Furthermore, while the names are very similar, they are not exactly the same. Finally, the Board of Directors has decided that the business of the company should be modified to seek out additional business opportunities in this and other fields. As a result, the change of name makes a better description of the business model of the company.

The proposed Amendment to the Articles of Incorporation to amend the name and to increase the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock, will be filed with the Nevada Secretary of State on or before August 10, 2008. If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company’s shareholders at a special shareholder’s meeting convened for the specific purpose of approving the Amendment.

The Board of Directors of the Company has determined that all Shareholders ARE NOT REQUIRED to return their certificates to have them re-issued by the Transfer Agent.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 21, 2008 the name and the number of shares of the Company’s Common Stock, par value $.001 per share, held of record or beneficially by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 34,006,823 issued and outstanding shares of the Company’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS
Common	Charles Camorata c/o the Company	200,000	0.06%
Common	Karen Aalders c/o the Company	200,000	0.06%
Common	Jeffrey Martin (1) 4014Yellowwood Circle Orlando, FL 32828	13,093,652(1)	83.1%(1)
Common	Martin Consultants, Inc.	15,125,420(1)	83.1%(1)
	4014 Yellowwood Circle Orlando, FL 32828
Common	Am-Pac Investments	62,313(1)	83.1%(1)
	4014 Yellowwood Circle Orlando, FL 32828
All officers and Directors as a Group(2) Persons		400,000	1.1%

(1) Mr. Martin is the control person, of Martin Consultants, Inc. and Am-Pac Investments. The shares owned by Mr. Martin total 28,281,385 and when all of the ownership percentages are added, the control percentage is 83.1%, if voted as a block.

Information Regarding Present Directors and Executive Officers

The following table sets forth as of May 30, 2008, the name, age, and position of each executive officer and director and the term of office of each director of the Company.

Name	Age	Title	Director or Officer Since
Charles Camorata	55	President, Chief Executive Officer and Director	01-31-04

Karen Aalders	58	Secretary / Treasurer and Director	01-31-04

The following is the business background of each officer and director:

Charles Camorata. Mr. Camorata was a founder of and has been employed by the Company since August 1999 and was appointed Chief Executive Officer and director of the Company on January 31, 2004. From 1980-1999 he was the owner and president of Camorata Productions, Inc. an entity which composed, arranged and produced music as well as designed audio and visual systems for theme parks and recording studios. He has composed and published 35 musical arrangements.

Karen Aalders.  Ms. Aalders joined the Company in August 1999 and was appointed Secretary/Treasurer and director of the Company January 31, 2004.  From 1997 to 1999, Ms.  Aalders was employed by Martin Consultants, Inc. as Secretary/Treasurer. From 1990 to 1997 she was employed by Sorex Medical of Salt Lake City where she had oversight responsibility of purchasing and customer service.

Except as indicated below, to the knowledge of management, during the past five years, no present or former director, or executive officer of the Company:

(1)  filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)  was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor defenses);

(3)  was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i)

acting as a future commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company or engaging in or continuing any conduct or practice in connection with such activity;

(ii)

engaging in any type of business practice; or

(iii)

engaging in any activity in connection with the purchased or sale of  any security or  commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)  was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or other wise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5)  was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated.

(6)  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

The following tables set forth certain summary information concerning the compensation paid or accrued for each of the Company’s last three completed fiscal years to the Company’s or its principal subsidiaries chief executive officer and each of its other executive officers that received compensation in excess of $100,000 during such period:

Name	Fiscal Year	Compensation
Charles Camorata	2007	$ 50,000
Charles Camorata	2006	$ 50,000
Charles Camorata	2005	$ 50,000

Cash Compensation

There was no cash compensation, other than the $50,000 compensation to Charles Camorata paid to any director or executive officer of the Company during the fiscal years ended March 31, 2007, 2006, and 2005.

Bonuses and Deferred Compensation

None.

Compensation Pursuant to Plans.

None.

Pension Table

None.

Other Compensation

None.

Compensation of Directors.

None.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with the Company or its subsidiaries, or any change in control of the Company, or change in the person’s responsibilities following a changing in control of the Company.

DESCRIPTION OF THE STOCKHOLDER MATTERS

Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation and related actions.

The Board of Directors (the “Board”) by unanimous written consent dated as of May 5, 2008, and certain stockholders (the “Majority Stockholders”), owning a majority of issued and outstanding capital stock of the Company entitled to vote, by written consent dated as of May 5, 2008, approved and adopted resolutions to amend the Company’s Certificate of Incorporation.  The Certificate of Amendment to the Company’s Certificate of Incorporation, to be filed on or before August 10, 2008 with the Secretary of State of the State of Nevada will contain a reverse stock split of the common stock of Ten (10) old shares for each One (1) new share of common stock, increase the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock, amend the name of the Corporation to Diversified Global Holdings, Inc. or such similar name if that one is not available, and will not be effective earlier than 20 days after the mailing of this Information Statement.

PURPOSE OF REVERSE STOCK SPLIT

Initially, this action was being taken due to the agreement to acquire certain assets of Diversified Global Holdings (DGH), Inc.  However, that transaction has been cancelled.  The Board of Directors still believes that it is in the best interest of the Company to complete the name change.

Background And Purpose Of The Reverse Split

By completing a 1 new share for 10 old shares Reverse Split of the currently issued and outstanding Common Stock of the Company, the Company will reduce the number of issued and outstanding shares and allowing it to issue shares of common stock to complete the Acquisition Agreement with Diversified Global Holdings (DGH), Inc., dated April 22, 2008.

The Board of Directors believes that the Reverse Split and Acquisition Agreement will benefit all stockholdersThe following summary describes the material terms of the Reverse Split.  We encourage you to read the entire Information Statement and the documents we have incorporated by reference.

Description Of The Reverse Split.

As of the Record Date, there were 34,006,823 shares of Common Stock authorized, issued and outstanding.  Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.  Each share of Preferred Stock entitles the holder to one (1) vote on all matters submitted to the stockholders

Special Treatment For Fractional Shares.

In conjunction with the Reverse Stock Split, no stockholder holding shares will receive any fractions shares.  All fractions shares will be rounded up to the next whole shares.  No shareholder shall receive less than one share as a result of the Reverse Stock Split.

Background And Purpose Of The Reverse Split

By completing a 1 new share for 10 old shares Reverse Split of the currently issued and outstanding Common Stock of the Company, the Company will reduce the number of issued and outstanding shares, thus making the Company potentially more attractive to investors.

The Board of Directors believes that the Reverse Split, as without the Reverse Split, the Company’s common stock would continue to have little value.  Except for the rounding up of fractional shares, which may benefit smaller stockholders over larger stockholders, the Reverse Split affects all stockholders equally.

The reduction in the number of outstanding shares could adversely affect the market for our Common Stock by reducing the relative level of liquidity.  Consequently, there can be no assurance that the Reverse Split will result in a proportionate increase in the value of the shares of Common Stock.

Any new shares issued in connection with the Reverse Split will be fully paid and non-assessable.  The number of stockholders will remain unchanged as a result of the reverse split.  As a result of the 1 new share for 10 old shares reverse stock split, with special treatment to preserve round lot stockholders, our largest shareholders will own a substantially lesser percentage of the Corporation's voting securities.

As part of the Reverse Stock split, the par value of our Common Stock will remain unchanged.  While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders’ equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Following the Reverse Split, we will have approximately 3,400,682 shares of Common Stock issued and outstanding.

Effect of the Reverse Split on the Company.

The Reverse Split will not affect the public registration of the Common Stock with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Similarly, we do not expect that the Reverse Split will affect the continued trading of the Common Stock on the OTC Bulletin Board, which listing we intend to maintain.  The Reverse Split is not intended to make the Company a privately-held company or otherwise constitute a “going-private” transaction.

The number of authorized shares of Common Stock will not change as a result of the Reverse Split, and will increase as a result of the description contained above regarding the increase of the total authorized shares of common stock to be filed by the Company.

The Reverse Split will reconstitute the Company's capital so that its stated capital, which consists of the par value per share of Common Stock multiplied by the number of shares of Common Stock issued, will decrease from $34,000.68 to approximately $3,400.06. Upon completion of the Reverse Split, the number of shares of Common Stock issued and outstanding will be reduced from 34,006,823 shares to approximately 3,400,682 shares.

The Reverse Split will not alter the voting rights or other rights of holders of the Company's Common Stock.

PURPOSE OF PROPOSED SHARE INCREASE.

The Board of Directors has determined that the increase of the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock it will be in the best interests of the shareholders.  Initially, this action was being taken due to the agreement to acquire Diversified Global Holdings (DGH), Inc.  However, that transaction has been cancelled.  The Board of Directors still believe that it is in the best interest of the Company to complete the increase of the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock even though the transaction was cancelled. Currently there is no intention to issue more shares of the Company. The Board of Directors believes that the increase in the authorized number of shares of common stock will be beneficial to the Company in that it will allow for potential acquisitions of operating businesses or to allow the sale of equity to raise additional capital for the Company. The Company does not have any pending agreements for the acquisition of any operating business or equity raising transaction.

PURPOSE OF PROPOSED NAME CHANGE

The Board of Directors has determined that it is in the best interest of the Corporation to amend its name. The Corporation seeks to attempt to engage in new business areas and to seek new operations other than those it is currently operating in, that being the music business. Currently there are no specific areas that the Corporation has found, and there are no agreements to acquire any assets or operations at this time. Initially, this action was being taken due to the agreement to acquire certain assets Diversified Global Holdings (DGH), Inc.  However, that transaction has been cancelled. However, the Board of Directors still believes that it is in the best interest of the Corporation to complete the name change to Diversified Global Holdings, Inc.  The Board of Directors has decided that the business of the Corporation should be modified to seek out additional business opportunities in various fields not related to the music business. As a result, the change of name would make a better description of the business model of the Corporation.

Procedure for the Approval of the Certificate of Amendment to the Company’s Certificate of Incorporation.

The elimination of the need for a special meeting of the shareholders to approve the Amendment occurred when a majority of shares entitled to vote approved the Share Increase on May 5, 2008.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

Required Approvals Obtained.

The Board, by its unanimous written consent (the “Board Consent”), adopted resolutions approving the Certificate of Amendment to the Company’s Certificate of Incorporation to increase the authorized capital of the Company to a total of 100,000,000 shares of stock, consisting of 95,000,000 shares of commons stock and 5,000,000 shares of preferred stock. On the Record Date, the only issued and outstanding shares of the Company’s capital stock entitled to vote on the proposed amendment were 34,006,823 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), of which the Majority Stockholders held in excess of 51% of the total stock entitled to vote on the proposed amendment.  On May 5, 2008, the Majority Stockholders, by written consent in lieu of a meeting, approved the Certificate of Amendment to the Company’s Certificate of Incorporation, a copy of which is attached to this Information Statement as Exhibit A.  No further consents, votes or proxies are or were necessary to effect the approval of Certificate of Amendment to the Company’s Certificate of Incorporation.

Transaction with Diversified Global Holdings (DGH), Inc.

On April 22, 2008, Skreem Entertainment Corp. entered into an Acquisition Agreement (the “Agreement”), dated April 11, 2008, with Diversified Global Holdings (DGH), Inc., a Delaware Corporation.  Pursuant to the terms of the Agreement the Registrant shall acquire 100% of the issued and outstanding shares of Diversified, totaling 1,500 shares, for the issuance of 20,000,000 shares of the Registrant.  Subsequently, this transaction was terminated by Diversified Global Holdings, (DGH), Inc. Therefore, the Company IS NOT involved in any type of acquisition transaction or business combination with Diversified Global Holdings, (DGH), Inc. , even though it intends to amend its name to a similar name.

Approving Vote of the Board of Directors and Consenting Stockholders.
The Company's Board of Directors has determined that the Shareholder Actions are in the best interests of the Company. The Company has received the approving consent of the holders of a majority of the shares of Common Stock entitled to vote on the Reverse Split. Accordingly, no additional vote of the Company's stockholders is required to approve the Reverse Split.

Fairness of the Process.
The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the expense of these procedures was not reasonable in relation to the size of the transaction contemplated and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without such outside persons.

Effective Date.
The Reverse Split is anticipated to be effective on or about August 20, 2008.

Street Name Holders of Common Stock.
The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names.  Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates.
Mandatory surrender of certificates is not required by shareholders. The Company's transfer agent will adjust the record books of the company to reflect the 1 new share for 10 old shares Reverse Split effective as of close of business on or about August 20, 2008. New certificates will not be mailed to shareholders; however, new certificates will be issued during the ordinary course of business.

Dissenters’ Rights of Appraisal

Under Nevada Law, our dissenting shareholders, if any, are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Certain Federal Income Tax Consequences.
We have summarized below certain federal income tax consequences to the Company and its stockholders resulting from the Reverse Split. This summary is based on United States federal income tax law, existing as of the date of this Information Statement. Such tax laws may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a United States citizen and have held, and will hold, your shares as capital assets under the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

We believe that the Reverse Split will be treated as a tax-free “recapitalization” for federal income tax purposes. We will not apply for any ruling from the Internal Revenue Service, nor will we receive an opinion of counsel with respect to the tax consequences of the Reverse Split.

As stockholders will continue to hold Common Stock immediately after the Reverse Split, and receive no cash as a result of the Reverse Split, they should not recognize any gain or loss in the Reverse Split and will have the same adjusted tax basis and holding period in their Common Stock as they had in such stock immediately prior to the Reverse Split.

The foregoing discussion summarizing certain federal income tax consequences does not refer to the particular facts and circumstances of any specific stockholder. Stockholders are urged to consult their own tax advisors for more specific and definitive advice as to the federal income tax consequences to them of the Reverse Split, as well as advice as to the application and effect of state, local and foreign income and other tax laws.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20459.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

(1)

Form 10-SB12G, filed on June 8, 2007, as amended;

(2)

Quarterly Report on Form 10-QSB, filed September 12, 2007;

(3)

Quarterly Report on Form 10-QSB, filed November 19, 2007, and amended on December 13, 2007, and amended on January 2, 2008;

(4)

Quarterly Report on Form 10-QSB, filed February 14, 2008;

We will provide without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates).  Such requests should be directed to the Address and phone number indicated below.  This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

By order of the Board of Directors of

Skreem Entertainment Corp.

11637 Orpington Street

Orlando, Florida 32817

(407) 207-0400

July 24, 2008

By:	/s/ Charles Camorata
Charles Camorata Chief Executive Officer, President

Exhibit A

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

SKREEM Entertainment Corp

2. The articles have been amended as follows (provide article numbers, if available):

Article One: The name of the Corporation shall be Diversified Global Holdings, Inc.

Article Three: The number of shares authorized by the Company shall be amended to increase the number of shares to 95,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value of $0.001 per shares.

In addition, annexed hereto as Exhibit A is a full description of a reverse split of the common shares and increase of the total authorized common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 84%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X _

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. Nevada Secretary of State AM 78.385 Amend 2007

A-1

1. By unanimous written consent of the Board of Directors of the Corporation dated May 5, 2008 resolutions approving and adopting this Certificate of Amendment (the "Certificate") and approving a one for ten reverse stock split of the Corporation's Common Stock (the "Reverse Stock Split"), were duly adopted and declared to be effective.

2. This Certificate and the Reverse Stock Split was approved and adopted by written consent of the holders of28,681,385 shares of the Common Stock of the Corporation (representing approximately eight four percent (84%) of the Corporation's issued and outstanding Common Stock). No shares were voted against the adoption of this Certificate or the Reverse Stock Split.

3. The current number of authorized shares and the par value of each class or series of capital stock of the Corporation before the Reverse Stock Split and the Effective Date of the filing of this Certificate specified in Paragraph 9 below is as follows:

Common Stock, par value $0.001 per share; 50,000,000 shares authorized Preferred Stock, par value $0.001 per share; 5,000,000 shares authorized, of which none have been issued.

4. The number of authorized shares and the par value of each class or series of capital stock of the Corporation after the Reverse Stock Split and the Effective Date of the filing of this Certificate specified in Paragraph 9 below is as follows:

Common Stock, par value $0.001 per share; 95,000,000 shares authorized Preferred Stock, par value $0.001 per share; 5,000,000 shares authorized, of which none have been issued.

5. The Reverse Stock Split affects the Common Stock. As a result of the Reverse Stock Split, upon the Effective Date of the filing of this Amendment, the total number of issued and outstanding shares of Common Stock held by each stockholder will automatically convert into the number of whole shares of Common Stock equal to (i) the total number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) ten (10).

6. No fractional shares will be issued in connection with the Reverse Stock Split. In lieu of issuing fractional shares, the Corporation will issue one full share of post-Reverse Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. One hundred percent (100%) of the outstanding shares of Common Stock will be affected thereby.

A-2